SUNAMERICA SERIES, INC.

ARTICLES SUPPLEMENTARY

SUNAMERICA SERIES, INC., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: (a) Pursuant to the authority vested in the Board of Directors (“Board of Directors”) of the Corporation by the Maryland General Corporation Law (“MGCL”) and the charter (“Charter”) of the Corporation, the Board of Directors adopted resolutions classifying and designating 25,000,000 authorized but unissued Class B shares of the SunAmerica Select Dividend Growth Portfolio as shares of Common Stock, par value $.0001 per share (the “Common Stock”), without further classification and designation (the “Undesignated Common Stock”).

(b) The shares reclassified as set forth immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of Undesignated Common Stock as set forth in the Charter.

SECOND: (a) Pursuant to the authority vested in the Board of Directors by the MGCL and the Charter, the Board of Directors adopted resolutions classifying and designating 75,000,000 authorized but unissued shares of Undesignated Common Stock as 25,000,000 Class A Shares, 25,000,000 Class C Shares and 25,000,000 Class W Shares of a new series of Common Stock designated as the Focused Dividend Strategy II Portfolio.

(b) The shares reclassified as set forth immediately above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of a series of Common Stock as set forth in the Charter and shall also be subject to the terms set forth below.

(c) The shares of each class of the Focused Dividend Strategy II Portfolio may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the 1940 Act and any other regulations applicable to the Company.

(d) Liabilities of the Focused Dividend Strategy II Portfolio which are determined by or under the supervision of the Board of Directors to be attributable to a particular class of such series may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of such series.

(e) The shares of each class of the Focused Dividend Strategy II Portfolio may have such different exchange rights as the Board of Directors shall provide in compliance with the 1940 Act.

(f) The Board of Directors, without any action by the stockholders of the Corporation, may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of the Focused Dividend Strategy II Portfolio from a holder upon such conditions established by the Board of Directors in its sole discretion for any purpose, including, without limitation, a liquidation of the series or any class thereof.

THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the aggregate number of authorized shares of Common Stock is 3,000,000,000, of which 1,525,000,000 are shares of Common Stock without further classification or designation and 1,475,000,000 are shares of Common Stock classified and designated as follows:

SERIES AND CLASS	NUMBER OF SHARES

SunAmerica Strategic Value Portfolio:

Class A shares	50,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Multi-Asset Strategy Portfolio:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Balanced Strategy Portfolio:

Class A shares	25,000,000
Class B shares	25,000,000
Class C shares	25,000,000
Class I shares	25,000,000

Focused Dividend Strategy Portfolio:

Class A shares	400,000,000
Class B shares	100,000,000
Class C shares	250,000,000
Class W shares	250,000,000

SunAmerica Select Dividend Growth Portfolio:

Class A shares	25,000,000
Class C shares	25,000,000
Class W shares	25,000,000

Focused Dividend Strategy II Portfolio:

Class A shares	25,000,000
Class C shares	25,000,000
Class W shares	25,000,000

FOURTH: The aggregate number of authorized shares of stock of the Corporation is unchanged by these Articles Supplementary.

FIFTH: The shares of Common Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on this 12th day of February, 2014.

ATTEST:		SUNAMERICA SERIES, INC.

/s/ Thomas D. Peeney	By:	/s/ John T. Genoy	(SEAL)
Thomas D. Peeney		John T. Genoy
Assistant Secretary		President